      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1999
                                                  Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                 ------------------

                                      FORM S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                                 ------------------

                            HARRAH'S ENTERTAINMENT, INC.
               (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                         62-1411755
 (State or Other Jurisdiction                            (I.R.S. Employer
      of Incorporation or                              Identification No.)
         Organization)

       1023 CHERRY ROAD
      MEMPHIS, TENNESSEE                                      38117
     (Address of Principal                                  (Zip Code)
      Executive Offices)
                                 ------------------

               RIO HOTEL & CASINO, INC. 1995 LONG-TERM INCENTIVE PLAN
              RIO HOTEL & CASINO, INC. NON-STATUTORY STOCK OPTION PLAN
            RIO HOTEL & CASINO, INC. 1991 DIRECTORS' STOCK OPTION PLAN
                             (Full Title of the Plans)

                                 ------------------

                             E. O. ROBINSON, JR., ESQ.
                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            HARRAH'S ENTERTAINMENT, INC.
                                  1023 CHERRY ROAD
                             MEMPHIS, TENNESSEE  38117
                      (Name and Address of Agent for Service)
                                   (901) 762-8600
           (Telephone Number, Including Area Code, of Agent for Service)

                                 ------------------
                                     Copies to:
                           EDWARD SONNENSCHEIN, JR., ESQ.
                               DAVID M. HERNAND, ESQ.
                                  LATHAM & WATKINS
                         633 WEST FIFTH STREET, SUITE 4000
                           LOS ANGELES, CALIFORNIA  90071
                                   (213) 485-1234

                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                       Proposed
                                       Proposed         Maximum
 Title of               Amount          Maximum        Aggregate    Amount of
 Securities to be        to be       Offering Price    Offering   Registration
 Registered           Registered (1)  Per Share (2)    Price (2)       Fee
--------------------------------------------------------------------------------
 Common Stock,        3,418,955(1)       $14.74       $50,380,390     $14,006
 $0.10 par value
--------------------------------------------------------------------------------

(1) The amount of shares to be registered is comprised of (i) 1,995,900 shares of Harrah's common stock pursuant to the Rio Hotel & Casino, Inc. 1995 Long-Term Incentive Plan, (ii) 1,332,055 shares of Harrah's common stock pursuant to the Rio Hotel & Casino, Inc. Non-Statutory Stock Option Plan and (iii) 91,000 shares of Harrah's common stock pursuant to the Rio Hotel & Casino, Inc. 1991 Directors' Stock Option Plan. In addition to the number of shares set forth in the table, the amount to be registered includes a presently indeterminate number of shares issuable upon the exercise of options under the above-referenced plans, as such number may be adjusted as a result of stock splits, stock dividends and antidilution provisions in accordance with Rule 416.

(2) Estimated for purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Aggregate Offering Price is based upon aggregate exercise price of outstanding options under (i) the Rio Hotel & Casino, Inc. 1995 Long-Term Incentive Plan ($32,198,825), (ii) the Rio Hotel & Casino, Inc. Non-Statutory Stock Option Plan ($16,983,815) and
     (iii) the Rio Hotel & Casino, Inc. 1991 Directors' Stock Option Plan ($1,197,750). The Proposed Maximum Offering Price Per Share is based upon the Proposed Maximum Aggregate Offering Price divided by the Amount to be Registered.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        PART I

Item 1.   Plan Information

          Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

          Not required to be filed with this Registration Statement.

                                      PART II

Item 3.   Incorporation of Documents by Reference

          Harrah's Entertainment, Inc., a Delaware corporation (the "Registrant"), hereby incorporates by reference the following documents in this Registration Statement:

         (a) The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1997.

         (b) The Quarterly Reports of the Registrant for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

         (c) The Current Reports on Form 8-K of the Registrant, dated June 1, 1998, August 9, 1998, September 4, 1998, October 21, 1998,
               December 4, 1998 and January 1, 1999 and on Form 8-K/A, dated June 1, 1998.

         (d) The description of the Registrant's Common Stock contained in the Registration Statement of the Registrant (formerly known as The Promus Companies Incorporated) on Form 10, dated December 13, 1989, filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     The Registrant also incorporates by reference all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, which documents will become a part of this Registration Statement from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.   Description of Securities

     The Registrant's Common Stock is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

     Item 5.   Interests of Named Experts and Counsel

     The legality of the securities registered hereby has been passed upon by
E. O. Robinson, Jr., Senior Vice President and General Counsel of the Registrant. At the time of filing this Registration Statement, Mr. Robinson beneficially owns 136,274 shares or options to purchase shares of Common Stock of the Registrant.

Item 6.   Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law empowers the Registrant to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

   Article Tenth of the Certificate of Incorporation, as amended, of the Registrant provides for indemnification of the officers and directors of the Registrant to the full extent permitted by the Delaware General Corporation Law.

   The Registrant has entered into Indemnification Agreements with its directors, executive officers and certain other officers. Generally, the Indemnification Agreements provide that the Registrant will indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect to such expenses, judgments, fines, penalties or amounts paid in settlement) of any Claim by reason of (or arising in part out of) an Indemnifiable Event. "Claim" is defined as any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether conducted by the Registrant or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other. "Indemnifiable Event" is defined as any event or occurrence related to the fact that indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Registrant, or is or was serving at the request of the Registrant or a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by indemnitee in any such capacity. Notwithstanding the foregoing, (i) the obligations of the Registrant shall be subject to the condition that the reviewing party shall not have determined (in a written opinion, in any case in which special, independent counsel is involved) that indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Registrant to make an expense advance shall be subject to the condition that, if, when and to the extent that the reviewing party determines that indemnitee would not be permitted to be so indemnified under applicable law, the Registrant shall be entitled to be reimbursed by indemnitee (who has agreed to reimburse the Registrant, for any amounts theretofore paid; provided, that if indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that indemnitee should be indemnified under applicable law, any determination made by the reviewing party that indemnitee would not be permitted to be indemnified under applicable law shall not be binding and indemnitee shall not be required to reimburse the Registrant for any expense advance until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed).

   The Registrant carries policies of insurance which cover individual directors and officers of the Registrant and its subsidiaries for legal liability and which would pay on behalf of the Registrant for expenses of indemnifying directors and officers in accordance with the Registrant's Certificate of Incorporation, as amended.

   Under the merger agreements pursuant to which the Registrant acquired Showboat, Inc. and Rio Hotel & Casino, Inc., the Registrant agreed to indemnify each person that served as a director and officer of Showboat, Inc. and Rio Hotel & Casino, Inc. prior to the merger against all liabilities arising out of the fact that such person was an officer or director of such entities to the full extent that would have been permitted under Nevada law and the articles of incorporation or bylaws of such entities. The Registrant also agreed to maintain in effect for six years directors' and officers' liability insurance with coverage at least as favorable (subject to certain limitations) as the coverage provided to such persons prior to the merger of Showboat, Inc. or Rio Hotel & Casino, Inc., as the case may be.

   Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Certificate of Incorporation, as amended, of the Registrant eliminates the liability of a director of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

 4(1)           Rio Hotel & Casino, Inc. 1995 Long-Term Incentive
                Plan (incorporated by reference from Rio Hotel &
                Casino, Inc.'s Registration Statement on Form S-8, dated June 16, 1998, file number 333-56901).

 4(2)           Rio Hotel & Casino, Inc. Non-Statutory Stock Option
                Plan (incorporated by reference from Rio Hotel &
                Casino, Inc.'s Post-Effective Amendment No. 3 to the Registration Statement on Form S-8, dated
                October 5, 1993, file number 33-38752).

 4(3)           Rio Hotel & Casino, Inc. 1991 Directors' Stock
                Option Plan (incorporated by reference from Rio
                Hotel & Casino, Inc.'s Registration Statement on
                Form S-8, dated August 27, 1993, file number 33-
                68130).

 4(4)           Certificate of Incorporation of The Promus
                Companies Incorporated; Certificate of Amendment of
                Certificate of Incorporation of The Promus
                Companies Incorporated, dated April 29, 1994;
                Certificate of Amendment of Certificate of Incorporation of The Promus Companies Incorporated, dated May 26, 1995; and Certificate of Amendment
                Certificate of Incorporation of The Promus
                Companies Incorporated, dated June 30, 1995, changing its name to Harrah's Entertainment, Inc.
                (incorporated by reference from the Registrant's
                Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed March 6, 1996, File
                No. 1-10410).

 4(5)           Bylaws of the Registrant, as amended December 12,
                1997 (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed March
                10, 1998, File No. 1-10410).

 4(6) Rights Agreement, dated as of October 5, 1996, between Harrah's Entertainment, Inc. and The Bank of New York, which includes the form of Certificate of Designations of Series A Special Stock of
                Harrah's Entertainment, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Special Shares as Exhibit C
                (incorporated by reference from the Registrant's
                Current Report on Form 8-K, filed August 9, 1996,
                File No. 1-10410).

 4(7)           First Amendment, dated as of February 21, 1997, to
                Rights Agreement between Harrah's Entertainment,
                Inc. and The Bank of New York. (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March 11, 1997, File No. 1-10410).

 4(8)           Second Amendment, dated as of April 25, 1997, to
                Rights Agreement, dated as of October 25, 1996, between Harrah's Entertainment, Inc. and


                                          4

                The Bank of New York (incorporated by reference from the Registrant's Quarterly Report on Form
                10-Q for the quarter ended March 31, 1997, filed
                May 13, 1997, File No. 1-10410).

 4(9) Letter to Stockholders, dated July 23, 1997, regarding Summary of Rights to Purchase Special
                Shares As Amended Through April 25, 1997
                (incorporated by reference from the Registrant's
                Quarterly Report on Form 10-Q for the quarter ended
                June 30, 1997, filed August 13, 1997, File No. 1-
                10410).

 4(10)          Certificate of Elimination of Series B Special
                Stock of Harrah's Entertainment, Inc., dated
                February 21, 1997 (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March
                11, 1997, File No. 1-10410).

 4(11)          Certificate of Designations of Series A Special
                Stock of Harrah's Entertainment, Inc., dated
                February 21, 1997 (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March
                11, 1997, File No. 1-10410).

 4(12)          Specimen Stock Certificate of Harrah's
                Entertainment, Inc. common stock, par value $0.10 per share.

 5(1) Opinion of E. O. Robinson, Jr. as to the legality of the securities being registered.

 23(1)          Consent of Arthur Andersen LLP.

 23(2)          Consent of Arthur Andersen LLP.

 23(3)          Consent of KPMG LLP.

 23(4)          Consent of E. O. Robinson, Jr. (included in Exhibit
                5(1) hereto).

 24(1)          Power of Attorney (included on page S-1).

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) (Section
      230.424(b) of this
     chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (Section
 239.13 of this chapter), Form S-8 (Section 239.16b of this chapter) or Form F-3 (Section 239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (Section 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 7th day of January, 1999.

                                        HARRAH'S ENTERTAINMENT, INC.

                                        By: /s/ Philip G. Satre
                                            ------------------------------------
                                            Philip G. Satre
                                            Chairman, President and Chief
                                            Executive Officer


                                 POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Philip
G. Satre and Colin V. Reed, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.



              SIGNATURE                             TITLE                        DATE
              ---------                             -----                        ----

     /s/ Susan Clark-Johnson                       Director                 January 7, 1999
   ---------------------------------
         Susan Clark-Johnson


       /s/ James B. Farley                         Director                 January 7, 1999
   ---------------------------------
           James B. Farley


        /s/ Joe M. Henson                          Director                 January 7, 1999
   ---------------------------------
            Joe M. Henson


         /s/ Ralph Horn                            Director                 January 7, 1999
   ---------------------------------
             Ralph Horn


    /s/ J. Kell Houssels, III                      Director                 January 7, 1999
   ---------------------------------
        J. Kell Houssels, III


                                       S-1

       /s/ R. Brad Martin                          Director                 January 7, 1999
   ---------------------------------
           R. Brad Martin


        /s/ Colin V. Reed                Director and Chief Financial       January 7, 1999
   ---------------------------------               Officer
            Colin V. Reed

       /s/ Walter J. Salmon                        Director                 January 7, 1999
   ---------------------------------
           Walter J. Salmon


       /s/ Philip G. Satre              Chairman, President and Chief       January 7, 1999
   ---------------------------------          Executive Officer
           Philip G. Satre

       /s/ Boake A. Sells                          Director                 January 7, 1999
   ---------------------------------
           Boake A. Sells


      /s/ Eddie N. Williams                        Director                 January 7, 1999
   ---------------------------------
          Eddie N. Williams


       /s/ Judy T. Wormser                 Controller and Principal         January 7, 1999
   ---------------------------------          Accounting Officer
           Judy T. Wormser



                                 INDEX TO EXHIBITS

 4(1)           Rio Hotel & Casino, Inc. 1995 Long-Term Incentive
                Plan (incorporated by reference from Rio Hotel &
                Casino, Inc.'s Registration Statement on Form S-8, dated June 16, 1998, file number 333-56901).

 4(2)           Rio Hotel & Casino, Inc. Non-Statutory Stock Option
                Plan (incorporated by reference from Rio Hotel &
                Casino, Inc.'s Post-Effective Amendment No. 3 to the Registration Statement on Form S-8, dated
                October 5, 1993, file number 33-38752).

 4(3)           Rio Hotel & Casino, Inc. 1991 Directors' Stock
                Option Plan (incorporated by reference from Rio
                Hotel & Casino, Inc.'s Registration Statement on
                Form S-8, dated August 27, 1993, file number 33-
                68130).

 4(4)           Certificate of Incorporation of The Promus
                Companies Incorporated; Certificate of Amendment of
                Certificate of Incorporation of The Promus
                Companies Incorporated, dated April 29, 1994;
                Certificate of Amendment of Certificate of Incorporation of The Promus Companies Incorporated, dated May 26, 1995; and Certificate of Amendment
                Certificate of Incorporation of The Promus
                Companies Incorporated, dated June 30, 1995, changing its name to Harrah's Entertainment, Inc.
                (incorporated by reference from the Registrant's
                Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed March 6, 1996, File
                No. 1-10410).

 4(5)           Bylaws of the Registrant, as amended December 12,
                1997 (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed March
                10, 1998, File No. 1-10410).

 4(6) Rights Agreement, dated as of October 5, 1996, between Harrah's Entertainment, Inc. and The Bank of New York, which includes the form of Certificate of Designations of Series A Special Stock of
                Harrah's Entertainment, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Special Shares as Exhibit C
                (incorporated by reference from the Registrant's
                Current Report on Form
                8-K, filed August 9, 1996, File No. 1-10410).

 4(7)           First Amendment, dated as of February 21, 1997, to
                Rights Agreement between Harrah's Entertainment,
                Inc. and The Bank of New York. (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March 11, 1997, File No. 1-10410).

 4(8)           Second Amendment, dated as of April 25, 1997, to
                Rights Agreement, dated as of October 25, 1996, between Harrah's Entertainment, Inc. and
                The Bank of New York (incorporated by reference from the Registrant's Quarterly Report on Form
                10-Q for the quarter ended March 31, 1997, filed
                May 13, 1997, File No. 1-10410).

 4(9) Letter to Stockholders, dated July 23, 1997, regarding Summary of Rights to Purchase Special
                Shares As Amended Through April 25, 1997
                (incorporated by reference from the Registrant's
                Quarterly Report on Form 10-Q for the quarter ended
                June 30, 1997, filed August 13, 1997, File No. 1-
                10410).



 4(10)          Certificate of Elimination of Series B Special
                Stock of Harrah's Entertainment, Inc., dated
                February 21, 1997 (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March
                11, 1997, File No. 1-10410).

 4(11)          Certificate of Designations of Series A Special
                Stock of Harrah's Entertainment, Inc., dated
                February 21, 1997 (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March
                11, 1997, File No. 1-10410).

 4(12)          Specimen Stock Certificate of Harrah's
                Entertainment, Inc. common stock, par value $0.10 per share.

 5(1) Opinion of E. O. Robinson, Jr. as to the legality of the securities being registered.

 23(1)          Consent of Arthur Andersen LLP.

 23(2)          Consent of Arthur Andersen LLP.

 23(3)          Consent of KPMG LLP.

 23(4)          Consent of E. O. Robinson, Jr. (included in Exhibit
                5(1) hereto).

 24(1)          Power of Attorney (included on page S-1).